UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 27, 2009

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 1, 2009, the Company announced that Fritz Zeck and Anthony Nicolosi have resigned from the Board of Directors of the Company effective August 27, 2009. A copy of the related press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02(b).

(d) On September 1, 2009, the Company announced that on August 27, 2009 the Board of Directors elected Patrick Doherty and William L. Yager as members of the Board of Directors of the Company. Messrs. Doherty and Yager were elected to fill the vacancies on the Board of Directors created by the resignations of Messrs. Zeck and Nicolosi. A copy of the related press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02(d).

Mr. Yager was appointed to serve as a member of the Company’s Audit Committee. The board of directors has named Mr. Yager as Chairman of the Audit Committee and determined that Mr. Yager satisfies the requirements of an “audit committee financial expert” under applicable rules and regulations of the Securities and Exchange Commission governing the composition of Audit Committees.

There are no arrangements or understandings between Messrs. Doherty and Yager and any other persons pursuant to which either Mr. Doherty or Mr. Yager was selected as a director.

Messrs. Doherty and Yager will be entitled to the director compensation for outside directors and a standard indemnification agreement, as further described in our 2009 proxy statement filed with the Securities and Exchange Commission on April 27, 2009.

There were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, to which the Company was or is to be a party, in which either Mr. Doherty or Mr. Yager or any member of their immediate family has or is to have a direct or indirect material interest, except as set forth below.

Mr. Doherty is the President of Mariner Equity Management, LLC. Mariner Equity Management, LLC is the general partner of Mariner Capital Ventures, LLC. Based on information obtained from a Schedule 13G/A jointly filed with the Securities and Exchange Commission on July 10, 2009 by the Bicknell Family Holding Company, LLC, the Bicknell Family Management Company, LLC, the Bicknell Family Management Company Trust, Mariner Wealth Advisors, LLC, Martin C. Bicknell, XXL Investments, LLC and Mariner Capital Ventures, LLC (together, the “Mariner Reporters”), the Mariner Reporters are acting as a group pursuant to Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended. The Mariner Reporters have been parties to the following transactions with the Company since the beginning of the Company’s last fiscal year:

(i)	pursuant to a Preferred Stock and Warrant Purchase Agreement between the Company and the purchasers set forth on Schedule 1 thereto dated November 11, 2008 (the “Stock Purchase Agreement”), XXL Investments, LLC, Bicknell Family Holding Company, LLC and Martin C. Bicknell purchased an aggregate of 330 units, consisting of 330 shares of the Company’s Series A convertible preferred stock and warrants to purchase 247,500 shares of the Company’s common stock for an aggregate consideration of $1,650,000. In connection with the transaction contemplated by the Stock Purchase Agreement, the Company sold approximately 1,500 units at a price of $5,000.00 per unit, resulting in aggregate consideration of $7,567,230, consisting of $3,974,600 in cash and cancellation of $3,592,630 in principal amount of indebtedness and accrued interest; and

(ii)	pursuant to a Note and Warrant Purchase Agreement between the Company and the purchasers set forth on Schedule 1 thereto dated June 18, 2009 (the “Note Purchase Agreement”), XXL Investments, LLC, Bicknell Family Holding Company, LLC and Mariner Capital Ventures, LLC purchased an aggregate of $1,500,000 in principal amount of secured promissory notes of the Company and warrants to purchase up to an aggregate of 225,000 shares of the Company’s common stock for an aggregate consideration of $1,500,000. In connection with the transaction contemplated by the Note Purchase Agreement, the Company issued and sold an aggregate of $3,800,000 in principal amount of secured promissory notes and warrants to purchase up to 570,000 shares of the Company’s common stock. The promissory notes mature on January 5, 2011 and bear interest at the rate of 10% per annum payable 365 days after the date of the promissory notes and at maturity.

Item 7.01	Regulation FD Disclosure.

Mr. Doherty is President of Mariner Equity Management, LLC, a private equity and venture capital fund. From 1993 through February 2007, he was employed by A.G. Edwards & Sons, most recently as Managing Director and Group Head of the firm’s Consumer and Industrial Investment Banking Group. Mr. Doherty received his Masters of Business Administration from the University of Chicago and his Bachelor of Science in Business Administration from Georgetown University.

Mr. Yager is Executive Vice President and a member of the board of directors of Carter-Waters, LLC, a construction distribution company. From 2006 through 2007, Mr. Yager was an independent financial consultant. From 2000 through 2005, he was Vice President and Chief Financial Officer of Bushnell Performance Optics, with overall responsibility for the financial and international operations of its consumer sporting goods and premium eyewear business. Mr. Yager is a certified public accountant. He received his Masters of Business Administration from Golden Gate University and his Bachelor of Science in Business Administration from the University of Missouri.

INFORMATION LIMITED TO REGULATION FD DISCLOSURE.

The information in Items 7.01 and 9.01 of this report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section; shall not be considered incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing; and shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 1, 2009	NEXXUS LIGHTING, INC.

/s/ Michael A. Bauer
	Name:	Michael A. Bauer
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 1, 2009